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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ADC TELECOMMUNICATIONS, INC. (Name of Registrant as Specified In Its Charter)

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[ADC LOGO]

ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, Minnesota 55343
(612) 938-8080

NOTICE OF ANNUAL SHAREOWNERS' MEETING
TO BE HELD FEBRUARY 22, 2000

TO THE SHAREOWNERS OF ADC TELECOMMUNICATIONS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Shareowners' Meeting of ADC Telecommunications, Inc. ("ADC") will be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, on Tuesday, February 22, 2000, at 9:30 a.m. Central Standard Time, for the purpose of considering and acting upon:

  (1)
  The election of two directors for terms expiring in 2001, the election of one director for a term expiring in 2002 and the election of four directors for terms expiring in 2003.

  (2)
  A proposal to amend ADC's 1991 Stock Incentive Plan to increase the total number of authorized shares of ADC's common stock available for grant under the 1991 Stock Incentive Plan by 7,417,700 shares (14,835,400 shares, after taking into account ADC's two-for-one stock split effective February 15, 2000).

  (3)
  Such other business as may properly come before the meeting or any adjournment thereof.

    Shareowners of record at the close of business on January 6, 2000, are the only persons entitled to notice of and to vote at the meeting.

    Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed proxy card as promptly as possible in order to save us further solicitation expense. Enclosed with the proxy card is an envelope addressed to ADC for which no postage is required if mailed in the United States. Alternatively, you may submit your proxy by telephone or the Internet as directed on your proxy card.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      [SIGNATURE]

                      JEFFREY D. PFLAUM
                      Secretary

January 19, 2000

[ADC LOGO]

ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, Minnesota 55343
(612) 938-8080

PROXY STATEMENT

ANNUAL SHAREOWNERS' MEETING
TO BE HELD ON FEBRUARY 22, 2000

    This Proxy Statement has been prepared on behalf of the Board of Directors of ADC Telecommunications, Inc. ("ADC") in connection with the solicitation of proxies for ADC's Annual Shareowners' Meeting to be held on February 22, 2000, and at any and all adjournments thereof (the "Annual Meeting"). The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Shareowners' Meeting and this Proxy Statement, are being paid by ADC. In addition, ADC will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of ADC's common stock (the "Common Stock") on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of such shares. Officers and other regular employees of ADC who will receive no extra compensation for their services may solicit proxies in person or by telephone or facsimile. In addition, ADC has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee estimated to be $6,000 plus out-of-pocket expenses. This Proxy Statement and the accompanying form of proxy card will be first mailed to shareowners on or about January 19, 2000.

    Shareowners of record on January 6, 2000, are the only persons entitled to vote at the Annual Meeting. As of that date, there were 151,467,073 issued and outstanding shares of Common Stock, the only outstanding voting securities of ADC. Each shareowner is entitled to one vote for each share held. On January 13, 2000, the Board of Directors of ADC declared a two-for-one split of the Common Stock in the form of a 100% stock dividend. The record date for determining shareowners entitled to receive the stock dividend is January 25, 2000, and the distribution date for the stock dividend is February 15, 2000. Share numbers contained in this Proxy Statement have not been adjusted to give effect to the two-for-one stock split.

    This year registered shareowners can vote their shares by toll-free telephone call or through the Internet as an alternative to completing the enclosed proxy card and mailing it to ADC. The procedures for telephone and Internet voting are provided on the proxy card. The telephone and Internet voting procedures are designed to verify shareowners' identities, allow shareowners to give voting instructions and confirm that their instructions have been recorded properly. Shareowners who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareowner. Shareowners who vote by telephone or Internet need not return a proxy card by mail.

    Whether shareowners submit their proxies by mail, telephone or Internet, a shareowner may revoke a proxy at any time prior to its exercise by giving written notice of revocation to an officer of ADC, by filing a new written appointment of a proxy with an officer of ADC, by submitting a new proxy by telephone or Internet or by voting in person at the Annual Meeting. Unless so revoked, properly executed proxies will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareowner giving such proxy.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 1999, certain information with respect to all shareowners known to ADC to have been beneficial owners of more than five percent of the Common Stock, and information with respect to the Common Stock beneficially owned by ADC's directors, its executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all directors and executive officers of ADC as a group. Except as otherwise indicated, the shareowners listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
FMR Corporation 82 Devonshire Street Boston, Massachusetts 02109	11,920,000		7.87%
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, Illinois 61710	11,865,000		7.84%
Putnam Investment Management Inc. One Post Office Square Boston, Massachusetts 02109	11,699,000		7.73%
William J. Cadogan	1,034,580	[1]	*
Lynn J. Davis	350,614	[1]	*
John J. Boyle III	336,153	[2]	*
William L. Martin	132,282	[1]	*
Thomas E. Holloran	78,000	[3]	*
John D. Wunsch	64,700	[3,4]	*
Jean-Pierre Rosso	61,800	[3]	*
B. Kristine Johnson	57,700	[3]	*
Robert E. Switz	53,410	[1]	*
John W. Sidgmore	31,007	[2]	*
John A. Blanchard III	30,997	[2]	*
Darryl E. Ponder	28,996	[1]	*
Alan E. Ross	24,000	[3]	*
James C. Castle	11,000	[3]	*
Charles D. Yost	0		*
All executive officers and directors as a group (21 persons)	2,411,096	[5]	1.59%

*
Less than 1%.

1
Includes (a) shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement and (b) shares held in trust for the benefit of the executive officers pursuant to ADC's Retirement Savings Plan (the "401(k) Plan"): for Mr. Cadogan (a) options to purchase 826,752 shares and (b) 15,722 shares; for Mr. Davis (a) options to purchase 230,504 shares and (b) 7,192 shares; for Mr. Martin (a) options to purchase 126,900 shares and (b) 5,382 shares; for Mr. Switz (a) options to purchase 48,907 shares and (b) 4,503 shares; and for Mr. Ponder (a) options to purchase 28,816 shares and (b) 180 shares.

2
Includes shares issuable pursuant to options exercisable within 60 days after the date of this Proxy Statement granted under the ADC/Saville Share Option Plan in connection with the assumption by ADC of outstanding options of Saville Systems PLC: for Mr. Blanchard options to purchase 16,100 shares; for Mr. Boyle options to purchase 314,056 shares; and for Mr. Sidgmore options to purchase 31,007 shares.

3
Includes shares issuable pursuant to options exercisable within 60 days after the date of this Proxy Statement granted under ADC's Nonemployee Director Stock Option Plan: for Mr. Holloran options to purchase 60,000 shares; for Mr. Wunsch options to purchase 60,000 shares; for Mr. Rosso options to purchase 52,000 shares; for Ms. Johnson options to purchase 52,000 shares; for Mr. Ross options to purchase 24,000 shares; and for Dr. Castle options to purchase 8,000 shares.

4
Does not include 2,492,962 shares held in custody by Family Financial Strategies, Inc. ("FFSI"), an investment advisory company of which Mr. Wunsch is President. FFSI may vote shares held on behalf of its clients if they fail to direct the manner in which the shares are to be voted and may exercise limited investment powers with respect to the shares. Title to all of these shares is held by Forsam & Co. (of which Mr. Wunsch is a general partner) or Cede & Co. as nominee for FFSI.

5
Includes (a) 1,973,978 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement and (b) 37,355 shares held in trust for the benefit of executive officers pursuant to the 401(k) Plan.

ELECTION OF DIRECTORS

    The number of directors currently serving on ADC's Board of Directors is 11. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. John A. Blanchard III, William J. Cadogan, B. Kristine Johnson and Jean-Pierre Rosso are the directors currently in the class with a term expiring at the Annual Meeting. The Board of Directors has nominated Ms. Johnson and Messrs. Blanchard, Cadogan and Rosso for election to the Board at the Annual Meeting for terms expiring at the annual shareowners' meeting in 2003.

    In addition to the nominees named above, the Board of Directors is nominating Charles D. Yost, John J. Boyle III and John W. Sidgmore as directors of ADC, for terms expiring at the annual shareowners' meetings in 2001, 2001 and 2002, respectively. Mr. Yost was appointed by the Board of Directors in May 1999 to fill the vacancy created by Warde F. Wheaton's retirement from the Board in February 1999. Messrs. Blanchard, Boyle and Sidgmore were appointed to the Board effective in November 1999 in connection with ADC's acquisition of Saville Systems PLC ("Saville") and in light of the vacancy created by Donald M. Sullivan's retirement from the Board in September 1999. Messrs. Blanchard, Boyle and Sidgmore previously served as directors of Saville. Under ADC's Restated Articles of Incorporation, directors appointed by the Board of Directors also must stand for election at the annual shareowners' meeting next following each such director's appointment to the Board. Consequently, Messrs. Blanchard, Boyle, Sidgmore and Yost all are nominees for election at the Annual Meeting despite the fact that only Mr. Blanchard's term will expire at the Annual Meeting.

    The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Ms. Johnson and Messrs. Blanchard, Boyle, Cadogan, Rosso, Sidgmore and Yost. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. In the unlikely event that the nominees are not candidates for election at the Annual Meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

    Certain information regarding the nominees to the Board of Directors and the other incumbent directors is set forth below. In accordance with Board policy requiring mandatory retirement from the Board at age 70, Thomas E. Holloran, an incumbent director, will retire from the Board on the date of the Annual Meeting. At this time, the Board of Directors has not nominated a director to fill the vacancy created by the pending retirement of Mr. Holloran.

Name	Age	Nominee or Continuing Director and Term
John A. Blanchard III	57	Director; nominee with term expiring in 2003
William J. Cadogan	51	Director; nominee with term expiring in 2003
B. Kristine Johnson	48	Director; nominee with term expiring in 2003
Jean-Pierre Rosso	59	Director; nominee with term expiring in 2003
James C. Castle, Ph.D.	63	Director with term expiring in 2002
John W. Sidgmore	48	Director; nominee with term expiring in 2002
John D. Wunsch	51	Director with term expiring in 2002
John J. Boyle III	52	Director; nominee with term expiring in 2001
Thomas E. Holloran	70	Director with term expiring in 2001
Alan E. Ross	64	Director with term expiring in 2001
Charles D. Yost	51	Director; nominee with term expiring in 2001

    Mr. Blanchard has been a director of ADC since November 1999. He has served as President and Chief Executive Officer of Deluxe Corporation since May 1995 and as Chairman of the Board of Deluxe Corporation since May 1996. From January 1994 to April 1995, Mr. Blanchard was Executive Vice President of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. From 1991 to 1993, Mr. Blanchard was Chairman and Chief Executive Officer of Harbridge Merchant Services, a national credit card processing company. Previously, Mr. Blanchard was employed by American Telephone & Telegraph Company for 25 years, most recently as Senior Vice President responsible for national business sales. Mr. Blanchard also serves as a director of Wells Fargo and Company and Deluxe Corporation.

    Mr. Cadogan has been a director of ADC since 1991 and the Chairman of the Board since 1994. He has also been the President, Chief Executive Officer and Chief Operating Officer of ADC for more than six years. He was Senior Vice President of the Telecom Group of ADC from 1989 to 1990 and served as a Vice President from 1987 to 1989. Prior to joining ADC, Mr. Cadogan was employed by Intelsat, most recently as General Manager of Business Development. Mr. Cadogan is a director of National Computer Systems, Inc. and Pentair, Inc.

    Ms. Johnson has been a director of ADC since 1990. She is a Principal of Affinity Capital Management, a firm that manages venture capital partnerships. Prior to joining Affinity in May 1999, Ms. Johnson was employed for 17 years at Medtronic, Inc., a manufacturer of cardiac pacemakers, neurological and spinal devices, and other medical products, serving as Senior Vice President and Chief Administrative Officer of Medtronic from 1998 to 1999. She also served as President of the Vascular business and President of the Tachyarrhythmia Management business of Medtronic.

    Mr. Rosso has been a director of ADC since 1993. Mr. Rosso is Chairman of the Board and Chief Executive Officer of CNH Global, N.V., a manufacturer of construction and agriculture equipment. Mr. Rosso was President of the Home and Building Control division of Honeywell Inc. from 1991 to 1994 and President of Honeywell Europe in Brussels, Belgium, from 1987 to 1991. Mr. Rosso is a director of Crown Cork & Seal Company, Inc. and Medtronic, Inc.

    Dr. Castle has been a director of ADC since 1994. He has been Chairman of the Board and Chief Executive Officer of USCS International, Inc., a worldwide provider of computer services to the cable industry and a provider of billing services to the cable, telephony, financial services and utility industries, since 1992. In 1998, USCS International was merged into DST Systems. For one year prior to 1992, Dr. Castle was President of Teradata Corporation until that company merged with NCR Corporation, a subsidiary of AT&T. From 1987 to 1991, he was Chairman of the Board, President, Chief Executive Officer and a director of Infotron Systems Corporation. Dr. Castle is a director of PAR Technology Corp., The PMI Group Inc., DST Systems and Leasing Solutions, Inc.

    Mr. Sidgmore has been a director of ADC since November 1999. He has been Vice Chairman of MCI WorldCom and Chairman of UUNET, an MCI WorldCom company, since January 1997. Mr. Sidgmore served as President and Chief Executive Officer of UUNet from 1994 until October 1998. Prior to joining UUNet, Mr. Sidgmore was President and Chief Executive Officer of CSC Intellicom since 1989. Mr. Sidgmore is also a director of MCI Worldcom, Inc. and ZHone Technologies, Inc.

    Mr. Wunsch has been a director of ADC since 1991. He has been President and Chief Executive Officer of Family Financial Strategies, Inc., a registered investment advisory company, since January 1997. From 1990 to January 1997, he served as President of Perrybell Investments, Inc., a registered investment advisory company. Mr. Wunsch is a director of Medical Graphics Corporation and Telident, Inc.

    Mr. Boyle joined ADC as Senior Vice President upon the closing of the Saville acquisition in October 1999. He has been a director of ADC since November 1999. Prior to joining ADC, Mr. Boyle served as Saville's President and Chief Executive Officer since August 1994 and as Saville's Chairman of the Board since April 1998. From 1981 to August 1994, Mr. Boyle served in various management positions with CSC Intellicom, a global supplier of information technology, most recently as Senior Vice President of Work Process/Network Practice.

    Mr. Holloran has been a director of ADC since 1985. He has held the position of Professor in the Graduate School of Business at the University of St. Thomas, Minneapolis, Minnesota, since 1985. From 1976 to 1985, Mr. Holloran served as Chairman of the Board and Chief Executive Officer of Inter-Regional Financial Group, Inc., the predecessor of Dain Rauscher Corporation. Mr. Holloran is a director of Flexsteel Industries, Inc., Medtronic, Inc., MTS Systems Corporation and National City Bancorporation, and is a director and former Chairman of the Bush Foundation.

    Mr. Ross has been a director of ADC since 1994. From 1993 until his retirement in January 1996, he served as President of the Telecommunications Division at Rockwell International Corporation, where he had been employed since 1988. From 1990 to 1993, Mr. Ross was Vice President of the Digital Communications Division at Rockwell International Corporation, and from 1988 to 1990 he was Vice President and General Manager of the Network Transmission Systems group of that company. Mr. Ross is a director of Broadcom Corporation and Artest Corporation.

    Mr. Yost has been a director of ADC since May 1999. Mr. Yost has been President and Chief Operating Officer of Allegiance Telecom, Inc., a Dallas-based provider of telecommunications services primarily to business customers, since March 1998. Prior to joining Allegiance Telecom, he was President and Chief Operating Officer of NETCOM On-Line Communication Services, Inc. from July 1997 to February 1998. From 1991 to June 1997, Mr. Yost served as President of the Southwest region of AT&T Wireless Services, Inc. Mr. Yost is a director of Ace Cash Express, DS&T Corporation and Allegiance Telecom, Inc.

Meetings and Committees of the Board of Directors

    During the fiscal year ended October 31, 1999 ("Fiscal 1999"), the Board of Directors held eight meetings and acted eight times by written action. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, Compensation and Organization Committee, Nominating Committee and Finance and Business Development Committee.

    The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants as well as the internal accounting and legal controls of ADC. The Audit Committee is composed of Messrs. Wunsch, Holloran, Sidgmore and Boyle. During Fiscal 1999, the Audit Committee held four meetings.

    The Compensation and Organization Committee determines the compensation for executive officers of ADC and establishes ADC's compensation policies and practices. The Compensation and Organization Committee is composed of Ms. Johnson and Messrs. Rosso, Holloran, Ross, Wunsch and Blanchard. Mr. Blanchard was appointed to the Compensation and Organization Committee in December 1999 and, as a result, did not participate in the preparation of the Compensation and Organization Committee Report for Fiscal 1999 contained herein. During Fiscal 1999, the Compensation and Organization Committee held four meetings.

    The Nominating Committee reviews and makes recommendations to the Board of Directors regarding nominees for directors. The Nominating Committee is composed of Ms. Johnson and Messrs. Castle, Wunsch and Boyle. During Fiscal 1999, the Nominating Committee held three meetings. Although the Nominating Committee will consider qualified nominees recommended by shareowners, no procedures have been established at this time to address such nominations.

    The Finance and Business Development Committee provides assistance to the Board of Directors relating to the financing strategy, financial policies and financial condition of ADC, including evaluation of acquisitions and divestitures, review of modifications to ADC's capital structure and review of the annual financial performance of benefit plans. The Finance and Business Development Committee is composed of Messrs. Holloran, Blanchard and Castle and Ms. Johnson. During Fiscal 1999, the Finance and Business Development Committee held two meetings.

Compensation of Directors

    Directors who are not employees of ADC are paid an annual retainer of $18,000 plus a fee of $1,000 for each Board meeting attended and $850 for each committee meeting attended. In addition, directors acting as chairpersons of Board committees receive an additional annual retainer of $3,000. Amounts received by a director may be deferred pursuant to ADC's Restated Compensation Plan for Directors. Interest is paid on deferred amounts based on the prime commercial rate of Norwest Bank Minnesota, National Association.

Nonemployee Director Stock Option Plan

    Since 1991, ADC has maintained a Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan"). A total of 840,000 shares of Common Stock is reserved for issuance under the Nonemployee Director Plan. Each director of ADC is eligible to participate in the Nonemployee Director Plan unless such director is an employee of ADC or any subsidiary of ADC.

    Under the Nonemployee Director Plan, each nonemployee director automatically receives an initial grant of an option to purchase 16,000 shares of Common Stock upon initial election to the Board of Directors and thereafter receives an annual grant of an option to purchase 8,000 shares of Common Stock following each annual meeting of ADC's shareowners, provided that ADC's return on equity for the fiscal year immediately preceding such annual meeting was at least 10%. For purposes of the Nonemployee Director Plan, "return on equity" is defined as the percentage determined by dividing (a) the net income of ADC for such fiscal year by (b) the total shareowners' investment in ADC as of the next preceding fiscal year. All options granted under the Nonemployee Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable one year after the date of grant. The option exercise price is payable in cash. The options expire 10 years from the date of grant (subject to earlier termination in the event of death).

EXECUTIVE COMPENSATION

Compensation and Organization Committee Report on Executive Compensation

  OVERVIEW AND PHILOSOPHY

    The Compensation and Organization Committee (the "Committee") of the Board of Directors is responsible for ADC's executive compensation philosophy and major compensation policies. The Committee is also responsible for determining all aspects of the compensation paid to the Chief Executive Officer and reviews and approves recommendations for compensation paid to the other executive officers. The Committee has access to an independent compensation consultant and to competitive compensation data. The Committee is composed entirely of outside, independent directors.

    The primary objectives of ADC's executive compensation program are to:

  •
  Provide compensation that will attract, retain and motivate a superior executive team;

  •
  Motivate the achievement of important ADC performance goals; and

  •
  Align the interests of the executive officers with those of ADC's shareowners.

    It is ADC's strategic objective to be a top-quartile performer compared to comparable companies within the communications industry. Consistent with this objective, the Committee considers company performance and compensation levels of comparable high-tech companies within the communications industry (the "Comparable Companies") when setting ADC's compensation levels. Certain of these companies are included in the Standard and Poor's Communication Equipment Index ("S&P Communication Equipment Index"), an industry index composed of eight communication equipment companies that appears in the table set forth under the caption "Comparative Stock Performance" below. ADC believes that its executive compensation programs provide an overall level of compensation opportunity that is competitive within the communications industry. To support ADC's objective to be a top-quartile performer, these programs provide an incentive compensation opportunity that is higher than industry norms when ADC's performance is significantly stronger than the Comparable Companies.

    The following discussion describes ADC's approach to executive compensation and provides commentary on each major element of the compensation program. The Committee retains the right to consider factors other than those described below in setting executive compensation levels for individual officers. The Committee may also consider various measures of ADC's performance in addition to those formally included in ADC's incentive plans.

    In determining Fiscal 1999 compensation levels, the Committee took into account that in Fiscal 1999 ADC increased its revenues by 24.5%, increased its net income by 12.9% (after eliminating non-recurring charges) and increased its Economic Value Added (EVA®) by 39.7%.

  EXECUTIVE COMPENSATION PROGRAM

    ADC's executive compensation program is composed of base salary, annual incentive compensation, long-term incentive compensation and various benefits generally available to all full-time employees of ADC.

  Base Salary

    The Committee annually reviews the base salaries of ADC's executive officers. Base salary levels for ADC's executives are generally targeted at the 50th percentile of salaries paid by the Comparable Companies. In determining salaries, the Committee takes into account individual experience, performance during the preceding 12 months, future performance potential, salary levels for similar positions at the Comparable Companies, retention considerations and other issues particular to the executive and ADC. Salaries for ADC's executives generally fall within a band of plus or minus 25% from the average salaries paid by the Comparable Companies.

  Annual Incentive Compensation

    The Management Incentive Plan (the "MIP") is ADC's annual incentive program for executives and key managers. The purpose of the MIP is to provide a financial incentive for management employees to help ADC achieve key financial and strategic goals. Target MIP award levels are set at levels that are competitive with annual incentives offered by the Comparable Companies. Actual awards vary significantly above or below the target award levels depending upon actual performance in relation to such goals.

    For Fiscal 1999, MIP awards were based on the achievement of EVA improvement goals, revenue levels, key business unit goals and individual performance goals. For Fiscal 1999, MIP awards depended 60% on achievement of EVA improvement goals, 20% on attainment of revenue goals and 20% on achievement of key division goals and individual performance levels. In order for participants to receive any MIP award, either the threshold EVA improvement goal or the threshold revenue goal needed to be met.

    The EVA improvement component of the MIP provides incentive compensation that relates the financial reward to an increase in the value of ADC to its shareowners. In general, EVA is the excess of net operating profit after taxes, less a capital charge intended to represent the return expected by the providers of ADC's capital. The Committee believes that EVA improvement is a financial performance measure closely correlated with increases in shareowner value.

    Under the MIP, achievement of target-level performance goals produces an award of 100% of target bonus payout. Prior to Fiscal 1999, for director-level management employees and officers, the EVA component of the MIP did not have upside limitations but had possible negative consequences that were recognized through a "bonus bank." Under the bonus bank mechanism, EVA awards in excess of 200% of target for a given year were credited to the bonus bank, to be paid over a three-year period, subject to offsets from debits to the bonus bank. If performance was below the threshold level in subsequent years, the resulting negative award was debited against amounts credited to the bonus bank. This bonus bank mechanism was implemented in the fiscal year ended October 31, 1997 ("Fiscal 1997") and was intended to promote sustained year-over-year improvements in EVA performance. However, this bonus bank concept was very unique within the communications industry, where the prevalent practice is to provide cash incentives on an annual basis and to utilize stock-based compensation as the principal incentive for long-term performance improvement. In May 1999, the Committee determined that it was in ADC's best interests to align ADC's programs more closely with industry practices by eliminating the bonus bank mechanism. Accordingly, in Fiscal 1999, all negative bonus banks were eliminated, all positive bonus banks were paid out, and no payout limitation was imposed relative to EVA improvement. For the fiscal year ending October 31, 2000, ADC has imposed an upside limit of 300% of the target incentive payout for achievement of MIP performance goals.

    MIP awards are payable in cash. However, executive officers and other designated management employees may elect to participate in ADC's Executive Incentive Exchange Plan (the "Exchange Plan") and receive stock options in lieu of up to 50% of their annual incentive payout under the MIP pursuant to ADC's 1991 Stock Incentive Plan (the "Incentive Plan"). Such options are valued using the Black-Scholes methodology and are awarded at a multiple of six times the cash equivalent. The option exercise price is the fair market value of the Common Stock as of the last business day of the fiscal year. The options granted under the Exchange Plan for Fiscal 1999 will become one-third vested on each of October 29, 2000, 2001 and 2002.

    For Fiscal 1999, the ADC-wide EVA improvement threshold goal was met, providing some level of MIP award to all participants. Overall levels of MIP awards varied across ADC based on performance relative to business unit goals.

  Long-Term Incentive Compensation

    Long-term incentives are provided to executive officers primarily through ADC's stock option program. The primary purpose of the stock option program is to align executive officer compensation directly with the creation of shareowner value.

    Guidelines for stock option grants are set at levels competitive with similar programs maintained by the Comparable Companies. In addition to competitive industry practice data, the Committee takes into consideration factors such as overall ADC performance and the number of stock options already outstanding or previously granted in determining the size of stock option awards under the Incentive Plan. ADC has also developed and implemented stock ownership guidelines for its executive officers. Minimum dollar value stock ownership guidelines range from one to four times salary, and ADC's policy provides that such minimums should be achieved within four years of becoming an executive officer. The Committee considers each officer's actual stock ownership in comparison to the guideline amounts in determining the level of new stock option awards.

    ADC's long-term compensation policy is to grant options on an annual basis. Stock options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Generally, the stock options have a 10-year term and vest ratably over a three-year period as of specified dates. Executive officers will only benefit from stock options if, at the time the options are exercised, the price of the Common Stock has appreciated over its price on the date of the stock option grant.

    In addition to the regular stock option grant practices described above, the Committee will from time-to-time make a special award of premium options to certain executives whose continued efforts the Committee believes warrant special incentives. These premium options have exercise prices above the fair market value of the Common Stock on the date of grant, with one-third of the shares under each option priced at 145%, 135% and 120% of the fair market value of the Common Stock on the date of grant. Each of the options has a seven-year term and will vest four years from the date of grant. These special grants are designed to promote retention of executives critical to ADC's future growth and success while ensuring that the value of the options granted is dependent on significant increases in the value of the Common Stock after the date of grant.

  Benefits

    ADC provides medical and retirement benefits to its executives that are generally similar to those available to ADC's employees. ADC provides allowances to its senior executives in lieu of certain perquisites.

  CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Cadogan's annual base salary at the end of the fiscal year ended October 31, 1998 ("Fiscal 1998") was $625,000. Effective in Fiscal 1999, the Committee approved a merit increase of 8%, which raised his annual salary to $675,000. In determining to raise Mr. Cadogan's salary, the Committee considered such factors as ADC's financial performance in comparison to that of the Comparable Companies, ADC's strategic product and market positioning, Mr. Cadogan's leadership at ADC and within the industry, his performance with respect to personal objectives, his pay in relation to the pay of the chief executive officers of the Comparable Companies, and ADC's overall executive compensation philosophy. The base salary of $675,000 places Mr. Cadogan's pay at approximately the median of the salaries of chief executive officers of the Comparable Companies.

    Under the terms of the MIP program, aggressive ADC-wide goals for EVA improvement and revenues were established at the beginning of Fiscal 1999. Mr. Cadogan's annual incentive award in Fiscal 1999 was determined in accordance with the MIP program and represented 156% of his target award under the MIP. Under the MIP, Mr. Cadogan received a total MIP award of $825,536. Pursuant to elections made by Mr. Cadogan prior to the commencement of Fiscal 1999, this MIP award was paid as follows: $0 in cash, $412,768 in deferred compensation, and a grant of options to purchase 170,919 shares of Common Stock pursuant to the terms of the Exchange Plan. In determining Mr. Cadogan's award, the Committee considered, in addition to financial results, without assigning relative weights, Mr. Cadogan's performance with respect to leadership, strategic planning and management, human resources, communications with shareowners and the community, and industry and Board relations. The Committee believes that Mr. Cadogan continues to demonstrate effective long-term strategic and executive leadership while delivering strong financial results for ADC.

    In accordance with the stock option program described above, Mr. Cadogan received a stock option grant for 147,500 shares of Common Stock in Fiscal 1999. These stock options have an exercise price equal to the fair market value of the Common Stock on the date of grant and will become one-third vested on each of October 31, 1999, 2000 and 2001.

  SECTION 162(m) POLICY

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), all compensation in excess of $1,000,000 for any executive officer named in the table entitled "Summary Compensation Table" below (collectively, the "Named Executive Officers") must meet certain shareowner approval and ADC performance requirements in order for ADC to fully deduct these amounts. The Incentive Plan contains provisions approved by ADC's shareowners so that amounts realized from the exercise of options granted under the Incentive Plan will not be included in calculations under Section 162(m). In addition, under the terms of the MIP, if a current-year MIP payment causes a participant's total cash compensation to exceed $1,000,000, the portion in excess of $1,000,000 is deferred pursuant to ADC's Deferred Compensation Plan. The Committee does not believe that the provisions of Section 162(m) will limit the deductibility of the compensation expected to be paid by ADC to the Named Executive Officers. The Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

                      Jean-Pierre Rosso, Chairman
                      B. Kristine Johnson
                      Alan E. Ross
                      Thomas E. Holloran
                      John D. Wunsch

                      Members
                      Compensation and Organization Committee

Summary Compensation Table

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of ADC and the four other most highly compensated executive officers of ADC.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs[3] (#)	All Other Compensation[4] ($)
William J. Cadogan Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer	1999 1998 1997	683,462 633,461 559,416	412,768 -0- 255,986	-0- -0- -0-	318,419/-0- 145,800/-0- 1,132,049/-0-	63,779 23,780 35,482
Lynn J. Davis Senior Vice President, President, Broadband Connectivity Group	1999 1998 1997	334,269 311,385 279,750	381,343 118,236 87,807	-0- -0- -0-	200,900/-0- 80,048/-0- 445,294/-0-	56,902 23,513 21,114
Robert E. Switz Senior Vice President, Chief Financial Officer	1999 1998 1997	300,231 277,538 239,795	192,466 -0- 131,559	-0- -0- -0-	46,355/-0- 40,500/-0- 207,540/-0-	9,639 7,764 6,780
William L. Martin III[5] Senior Vice President, President, Business Broadband Group	1999 1998 1997	310,892 276,115 216,714	101,913 12,334 95,878	-0- -0- -0-	37,500/-0- 43,754/-0- 249,458/-0-	21,610 15,235 33,273
Darryl E. Ponder Vice President, Business Development	1999 1998 1997	180,769 159,615 -0-	46,960 20,000 -0-	-0- -0- -0-	135,695/-0- 35,100/-0- -0-/-0-	13,962 20,482 -0-

1
Amounts include allowances paid to the executive officers in lieu of ADC providing them with certain perquisites.

2
The bonus amounts were paid pursuant to ADC's MIP described above under the caption "Compensation and Organization Committee Report on Executive Compensation," and include the payment of positive bonus bank balances due to the elimination of the bonus bank concept during Fiscal 1999. The amounts do not include the effect of eliminating negative bonus bank balances (which would have potentially reduced future MIP bonus payments). The negative bonus bank balances eliminated were as follows: $160,272 for Mr. Cadogan; $42,475 for Mr. Switz; $65,865 for Mr. Martin; and $18,522 for Mr. Ponder. The bonus amounts do not include the value of stock options granted under the Exchange Plan.

3
The options granted in all three years include stock options granted under the Exchange Plan.

4
The reported compensation includes (a) ADC's contributions (excluding employee earnings reduction contributions) under ADC's 401(k) Plan and (b) amounts credited under ADC's 401(k) Excess Plan. ADC's contributions under the 401(k) Plan accrued during Fiscal 1999 were as follows: $10,169 to Mr. Cadogan; $9,527 to Mr. Davis; $9,639 to Mr. Switz; $9,599 to Mr. Martin; and $5,942 to Mr. Ponder. The amounts credited under the 401(k) Excess Plan during Fiscal 1999 were as follows: $53,610 to Mr. Cadogan; $47,375 to Mr. Davis; $0 to Mr. Switz; $12,011 to Mr. Martin; and $2,818 to Mr. Ponder. In the case of Mr. Martin, the compensation reported includes a relocation bonus of $15,458 in Fiscal 1997. In the case of Mr. Ponder, the compensation reported includes relocation bonuses of $5,200 in Fiscal 1999 and $16,482 in Fiscal 1998.

5
Mr. Martin resigned from ADC as of October 31, 1999.

Options and Stock Appreciation Rights

    The following tables summarize option grants and exercises during Fiscal 1999 to or by the executive officers named in the Summary Compensation Table above, and the value of the options held by such persons at the end of Fiscal 1999. No stock appreciation rights ("SARs") are held by such executive officers.

Option/SAR Grants in Fiscal Year 1999

Individual Grants
			% of Total Options Granted to Employees in Fiscal Year					Grant Date Value
	Number of Securities Underlying Options/SARs Granted (#)				Exercise or Base Price ($/Share)		Expiration Date	Grant Date Present Value ($)[11]
William J. Cadogan	4,081 143,419 170,919	[1] [2] [3]	0.05 1.90 2.27	% % %	$ $ $	24.50 24.50 47.69	11/02/2008 11/02/2008 10/29/2009	$ $ $	40,116 1,409,809 3,271,390
Lynn J. Davis	4,081 43,419 153,400	[1] [4] [5]	0.05 0.58 2.04	% % %	$ $ $	24.50 24.50 47.69	11/02/2008 11/02/2008 10/29/2009	$ $ $	40,116 426,809 2,936,076
Robert E. Switz	4,081 33,419 8,855	[1] [6] [7]	0.05 0.44 0.12	% % %	$ $ $	24.50 24.50 47.69	11/02/2008 11/02/2008 10/29/2009	$ $ $	40,116 328,509 169,485
William L. Martin III	4,081 33,419	[1] [6]	0.05 0.44	% %	$ $	24.50 24.50	11/02/2008 11/02/2008	$ $	40,116 328,509
Darryl E. Ponder	4,007 33,334 33,333 33,333 19,445	[8] [9] [9] [9] [10]	0.05 0.44 0.44 0.44 0.26	% % % % %	$ $ $ $ $	24.50 56.55 52.65 46.80 47.69	11/02/2008 09/21/2006 09/21/2006 09/21/2006 10/29/2009	$ $ $ $ $	39,405 756,636 704,433 626,162 372,222

1
These options become exercisable on October 31, 2001.

2
These options became or will become exercisable as follows: 49,166 shares on October 31, 1999; 49,167 shares on October 31, 2000; and 45,086 shares on October 31, 2001.

3
These options were granted under the Exchange Plan for Fiscal 1999 and become exercisable as follows: 56,973 shares on each of October 29, 2000, October 29, 2001 and October 29, 2002.

4
These options became or will become exercisable as follows: 15,833 shares on October 31, 1999; 15,833 shares on October 31, 2000; and 11,753 shares on October 31, 2001.

5
These options were granted under the Exchange Plan for Fiscal 1999 and become exercisable as follows: 51,134 shares on October 29, 2000; 51,133 shares on October 29, 2001; and 51,133 shares on October 29, 2002.

6
These options became or will become exercisable as follows: 12,500 shares on October 31, 1999; 12,500 shares on October 31, 2000; and 8,419 shares on October 31, 2001.

7
These options were granted under the Exchange Plan for Fiscal 1999 and will become exercisable as follows: 2,952 shares on October 29, 2000; 2,952 shares on October 29, 2001; and 2,951 shares on October 29, 2002.

8
These options became or will become exercisable as follows: 1,335 shares on October 31, 1999; 1,336 shares on October 31, 2000; and 1,336 shares on October 31, 2001.

9
These options become exercisable on September 21, 2003.

10
These options were granted under the Exchange Plan for Fiscal 1999 and will become exercisable as follows: 6,482 shares on October 29, 2000; 6,482 shares on October 29, 2001; and 6,481 shares on October 29, 2002.

11
These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes option pricing model. There are four underlying assumptions used in developing the grant valuations: an expected volatility of 67.63%; an expected term to exercise of 3.2 years for all stock option grants; a risk-free rate of return of 5.27% for the expected term of the option; and no dividend yield. The actual value, if any, an executive officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

Aggregated Option/SAR Exercises in Fiscal Year 1999 and
Value of Options and SARs at End of Fiscal 1999

Name	Shares Acquired on Exercise(#)	Value Realized($)[1]	Number of Unexercised Options/SARs at End of Fiscal 1999 (#) (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options/SARs at End of Fiscal 1999 ($) (Exercisable/Unexercisable)[2]
William J. Cadogan	-0-	$-0-	896,690/1,600,481	$26,591,604/$15,486,989
Lynn J. Davis	108,764	$4,558,681	230,504/683,525	$5,367,852/$4,312,525
Robert E. Switz	42,188	$1,566,272	48,907/255,830	$744,429/$1,712,419
William L. Martin III	14,492	$496,351	126,900/289,020	$2,639,974/$2,490,540
Darryl E. Ponder	-0-	$-0-	28,816/141,979	$440,035/$438,043

1
Value determined by subtracting the exercise price per share from the market value per share of the Common Stock on the date of exercise.
2
Value determined by subtracting the exercise price per share from the market value per share of the Common Stock at the end of Fiscal 1999.

Employment Contracts for Executive Officers

    ADC entered into an employment agreement with John J. Boyle III when he joined ADC in October 1999 as Senior Vice President. The agreement has a six-month term and provides for a base salary at the annualized rate of $380,000, an incentive bonus payment of $350,000 (to be paid on or before March 1, 2000), and a retention bonus of $125,000 if Mr. Boyle remains employed by ADC throughout the six-month term. In addition, pursuant to the agreement, Mr. Boyle received a grant of 6,000 shares of restricted ADC Common Stock which will fully vest upon the expiration of the six-month employment term. The agreement contains customary termination, non-disclosure and non-competition provisions.

Pension and Retirement Plans

    Until December 31, 1997, ADC maintained a Pension Plan, which was a qualified defined benefit pension plan. All benefit accrual ceased on December 31, 1997, and participation was frozen on the same date. The Pension Plan was terminated as of January 5, 1998.

    Pension trust assets were sufficient for distributions made as a result of the termination, and the Internal Revenue Service issued a determination letter that the Pension Plan was qualified as of the date of its termination. Plan assets were distributed on September 30, 1998.

    As a result of the Board's action to cease all benefit accrual on December 31, 1997, no additional benefits accrued to participants under the Pension Plan after such date. Active and vested terminated participants were given the option of receiving pension benefits accrued through December 31, 1997 in the form of an annuity (through a group annuity contract purchased by ADC) or as a lump sum payment which was the actuarial equivalent of the accrued normal retirement benefit. If a participant selected the lump sum payment option, the lump sum was rolled over into the participant's account in ADC's 401(k) Plan. Messrs. Cadogan, Davis, Switz and Martin all selected the lump sum payment option, and the amounts rolled over were $23,590, $42,899, $5,942 and $4,648, respectively. Mr. Ponder was not eligible to receive any benefits under the Pension Plan.

    ADC also maintains a Pension Excess Plan (the "Excess Plan") intended to compensate certain employees, as determined in the discretion of the Board of Directors, for the amount of benefits lost under ADC's Pension Plan prior to December 31, 1997 as a result of participation in ADC's Deferred Compensation Plan (which permits employees to defer payments made to them under the MIP until retirement) and the Exchange Plan, and for the amount of benefits which could not be paid from the Pension Plan because of maximum benefit and compensation limitations under the Code. Upon termination of employment, participants receive a lump sum payment equal to the amount of such benefits. Benefits payable under the Excess Plan were frozen as of January 5, 1998, and the Excess Plan limited its participation to current participants as of December 31, 1997. The estimated annual benefits payable under the Excess Plan to Messrs. Cadogan, Davis, Switz, Martin and Ponder upon normal retirement at age 65 are $46,007, $13,098, $5,485, $4,624 and $0, respectively.

    Effective as of November 1, 1990, ADC entered into a Supplemental Executive Retirement Plan with Mr. Cadogan (as amended to date, the "SERP"). The SERP provides for supplemental retirement income benefits that allow Mr. Cadogan, upon the termination of his employment with ADC and subject to certain conditions, to receive a single lump sum payment on the first day of the calendar month following his termination of employment with ADC. The amount payable to Mr. Cadogan is derived from a formula based upon an amount equal to 50% of Mr. Cadogan's average monthly compensation during the preceding five years less the total of all benefits attributable to employer contributions which are payable to Mr. Cadogan from all ADC retirement plans and certain Social Security benefits payable to him. Benefits payable under the SERP are unfunded and will be paid only from the general assets of ADC.

Change In Control Arrangements

    ADC maintains a severance pay plan (the "Severance Pay Plan") to provide severance pay in the event of a "change in control" (as defined in the Severance Pay Plan) of ADC for the Chief Executive Officer, vice presidents, director-level management employees and other employees of ADC who are participants in the MIP or certain other incentive bonus plans. The Severance Pay Plan provides for severance payments to eligible employees whose employment is terminated, either voluntarily with "good reason" (as defined in the Severance Pay Plan) or involuntarily, during the two-year period following a change in control. The amount of severance pay is based on the employee's position in ADC and his or her base salary and bonus payable under the MIP or such other incentive bonus plan, if any. The Severance Pay Plan also provides for payment of a pro rata portion of the employee's bonus under the MIP or other incentive bonus plan. Payment will be made in a lump sum upon termination of employment. Under the Severance Pay Plan, any severance payment to an employee would be reduced by the amount, if any, necessary to prevent any part of payments made to such employee as a result of the change in control being treated as an "excess parachute payment" within the meaning of Section 280G of the Code. If there had been a change in control as of the end of Fiscal 1999 and the employment of the five executive officers named in the Summary Compensation Table above had been immediately terminated, then Messrs. Cadogan, Davis, Switz, Martin and Ponder would have been entitled to receive, pursuant to the terms of the Severance Pay Plan but without taking into account any reductions necessary to avoid excess parachute payments under Section 280G, lump sum payments upon termination of $5,292,530, $2,875,633, $1,210,015, $904,585 and $477,418, respectively.

    ADC has certain other compensatory arrangements with its executive officers relating to a change in control of ADC. All stock option agreements outstanding under ADC's employee stock option and stock award plans provide for the acceleration of exercisability of options if the optionee's employment is terminated within two years following a change in control (except in certain cases where the optionee is terminated for "cause" or resigns without "good reason"). In addition to stock options, the Committee also has granted restricted stock awards to certain employees. All outstanding restricted stock award agreements provide for pro rata vesting of all outstanding shares of restricted stock following a change in control and for full vesting of such shares if the holder's employment is terminated within two years following a change in control.

COMPARATIVE STOCK PERFORMANCE

    The table below compares the cumulative total shareowner return on the Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Communication Equipment Index over the same period (assuming the investment of $100 in ADC's Common Stock, the S&P 500 Index and the S&P Communication Equipment Index on October 31, 1994, and reinvestment of all dividends).

Total Return

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

		S&P Communication
	ADC	Equipment Index (2)	S&P 500 (1)
1994	100	100	100
1995	170	152	126
1996	290	169	157
1997	281	247	207
1998	195	327	253
1999	405	629	318
	DOLLARS

(1)
Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat.
(2)
Total return calculations for the S&P Communication Equipment Index (consisting of communications equipment manufacturers in competition with ADC) were performed by Standard & Poor's Compustat.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires ADC's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ADC. Executive officers, directors and greater-than-ten-percent shareowners are required by SEC regulation to furnish ADC with copies of all Section 16(a) reports they file. During Fiscal 1999, William L. Martin and Arun Sobti, executive officers of ADC, each had one late Form 4 report filing relating to a single transaction. In addition, due to an administrative oversight, Jeffrey D. Pflaum, an executive officer, reported an exempt option grant that was granted in March 1999 on a Form 4 filed in January 2000 rather than on a Form 5. To ADC's knowledge, based solely on a review of the copies of such reports furnished to ADC during Fiscal 1999, all other Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten-percent beneficial owners were satisfied.

PROPOSAL TO AMEND THE 1991 STOCK INCENTIVE PLAN

Proposed Amendment

    In December 1999, ADC's Board of Directors adopted, subject to shareowner approval, an amendment to ADC's 1991 Stock Incentive Plan (the "Incentive Plan") to increase the number of shares of Common Stock available for issuance pursuant to awards thereunder from 29,019,008 to 36,436,708. This increase of 7,417,700 shares represents approximately 4.9% of ADC's outstanding shares as of the record date for this Proxy Statement. As of December 31, 1999, 5,161,334 shares of Common Stock remained available for future grants of stock options, restricted stock and other awards under the Incentive Plan. The foregoing numbers do not reflect ADC's two-for-one stock split announced on January 13, 2000 for shareowners of record as of January 25, 2000. Accordingly, after giving effect to the two-for-one stock split, the increased number of shares available for issuance under the Incentive Plan would be 14,835,400 shares.

    The Board of Directors believes that stock options have been, and will continue to be, a very important factor in attracting and retaining talented employees. The ability to attract and retain high caliber employees is critical to ADC's ability to achieve its business and financial objectives. ADC believes that the use of stock options in hiring, retaining and motivating talented employees has been critical to ADC's overall success in terms of stock performance, market share gains, revenue growth and profitability. The use of stock options also closely aligns the compensation of employees with the interests of ADC's shareowners.

    ADC's challenge in the employment market is to ensure that employees, ADC's most significant asset, are appropriately recognized, rewarded, and encouraged to stay with ADC, help it grow, and, by doing so, continue to add shareowner value. The proposed amendment to the Incentive Plan reflects ADC's philosophy that stock incentives are a meaningful component of employee compensation and enable ADC to attract and retain the best available employees.

    The Board of Directors believes that the increase in authorized shares is necessary at this time due to (a) the recent unprecedented growth in ADC's workforce, (b) the importance of offering incentives to a broad-based group of employees, and (c) industry practices which make it imperative for ADC to offer stock options as an incentive to attract and retain the most talented employees.

    ADC experienced unprecedented growth in its employee population over the last fiscal year, with a substantial portion of this growth due to acquisitions. From the end of Fiscal 1998 to the end of Fiscal 1999, ADC's workforce grew by 68%, from approximately 8,000 employees to 13,500 employees. ADC has relied on the Incentive Plan to provide equity incentives to certain employees of acquired companies, thereby improving ADC's ability to retain the valuable employee talent in those companies.

    In addition, ADC has increasingly utilized stock options to provide meaningful long-term incentives to employees below the senior management level. During Fiscal 1998, approximately 1,200 employees received stock options. During Fiscal 1999, the number of employees who received stock options increased to approximately 3,200 employees. The Incentive Plan has proven instrumental in achieving ADC's business philosophy, and ADC believes that the broad-based nature of the Incentive Plan will maximize employee loyalty and increase ADC's focus on the creation of shareowner value.

    Finally, ADC believes that approval of the Incentive Plan will enable ADC to recruit and retain the leading talent in the communications equipment industry. The issuance of stock options to attract and retain employees is common practice in the high tech industry and, to remain competitive, ADC must continue to retain the ability to issue stock options in order to attract and retain these talented employees. Approval of this amendment to the Incentive Plan demonstrates to our employees that ADC is committed to keeping and building the employee base necessary to meet the needs of our customers worldwide.

    In summary, ADC urges you to support ADC and to vote in favor of the amendment to the Incentive Plan. If the amendment to the Incentive Plan is approved by ADC's shareowners, the amendment will be effective on February 22, 2000. If the amendment is not approved, it will not take effect.

Summary of Incentive Plan

    The purpose of the Incentive Plan is to aid ADC in maintaining and developing management personnel capable of assuring the future success of ADC, to offer such personnel incentives to put forth maximum efforts for the success of ADC's business and to afford such personnel an opportunity to acquire a proprietary interest in ADC. All key employees of ADC and its subsidiaries and affiliates in which ADC has a significant equity interest are eligible to receive awards under the Incentive Plan. The Incentive Plan currently terminates on February 26, 2006. Unless otherwise expressly provided in the Incentive Plan or an applicable award agreement, any award granted may extend beyond the termination date of the Incentive Plan.

    The Incentive Plan permits the granting of: (a) stock options, including "incentive stock options" meeting the requirements of Section 422 of the Code ("Incentive Stock Options") and stock options that do not meet such requirements ("Nonqualified Stock Options"), (b) SARs, (c) restricted stock (subject to a maximum of 235,046 pre-split shares of restricted stock granted after February 23, 1999) and restricted stock units, (d) performance awards and (e) dividend equivalents. The Incentive Plan is administered by the Compensation and Organization Committee of ADC's Board of Directors (the "Committee"). The Committee has the authority to establish rules for the administration of the Incentive Plan; to select the key employees to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards; and to set the terms and conditions of such awards. The Committee also may determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing cash dividends in connection with any deferred award of shares of Common Stock. Determinations and interpretations with respect to the Incentive Plan are in the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not subject to Section 16(b) of the Exchange Act. Awards are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Committee shall determine.

    No participant may be granted any award or awards under the Incentive Plan, the value of which award or awards is based solely on an increase in the value of shares after the date of grant of such award or awards, for more than 1,000,000 shares, in the aggregate, in any one calendar year.

    The exercise price per share under any stock option or the grant price of any SAR cannot be less than 100% of the fair market value of the Common Stock on the date of the grant of such option or SAR. Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the Incentive Plan are made in accordance with methods and procedures established by the Committee. For purposes of the Incentive Plan, the fair market value of shares of Common Stock on a given date is (a) the last sales price of the shares as reported on the Nasdaq National Market, if the shares are then being quoted on the Nasdaq National Market, or (b) the closing price of the shares on such date on a national securities exchange, if the shares are then being traded on a national securities exchange.

    The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

    The holder of restricted stock may have all of the rights of a shareowner of ADC, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units shall be forfeited, unless the Committee determines otherwise.

    Performance awards provide the holder thereof the right to receive payment, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. A performance award granted under the Incentive Plan may be denominated or payable in cash, shares of Common Stock or restricted stock. Dividend equivalents entitle the holder thereof to receive payments (in cash or shares, as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

    No award granted under the Incentive Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution, except that Nonqualified Stock Options may be transferred by a participant to certain members of such participant's immediate family or certain family trusts or partnerships. Each award is exercisable, during such individual's lifetime, only by such participant or such participant's permitted transferees, or, if permissible under applicable law, by such individual's guardian or legal representative.

    If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards become available for future awards under the Incentive Plan. Except as otherwise provided under procedures adopted by the Committee to avoid double counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted are counted against the aggregate number of shares available for granting awards under the Incentive Plan.

    If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of ADC, issuance of warrants or other rights to purchase shares of Common Stock or other securities of ADC, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, the Committee may, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to the outstanding awards and (c) the exercise price with respect to any award. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Incentive Plan into effect.

    The Board of Directors may amend, alter or discontinue the Incentive Plan at any time, provided that shareowner approval must be obtained for any change that (a) absent such shareowner approval, would cause Rule 16b-3 as promulgated by the SEC under the Exchange Act to become unavailable with respect to the Incentive Plan; (b) requires the approval of ADC's shareowners under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to ADC; or (c) requires the approval of ADC's shareowners under the Code in order to permit Incentive Stock Options to be granted under the Incentive Plan.

    The following is a summary of the principal federal income tax consequences generally applicable to awards under the Incentive Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and ADC will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and ADC will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by ADC. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequence to ADC in connection with a disposition of shares acquired under an option, except under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

    With respect to other awards granted under the Incentive Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and ADC will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and ADC will be entitled at that time to a tax deduction for the same amount.

    Special rules apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, under current law, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of ADC's tax deduction, may be determined as of the end of such period.

    Under the Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt of exercise of the award or shares previously owned by the optionee) to ADC to satisfy federal and state withholding tax obligations. In addition, the Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and ADC will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

Board Recommendation and Shareowner Vote Required

    The Board of Directors recommends that the shareowners vote FOR the approval of the proposal to amend the Incentive Plan. Unless otherwise directed, the persons named in the accompanying proxy card intend to vote the proxies held by them in favor of such proposal. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Common Stock of ADC).

    If a shareowner abstains from voting as to this proposal, then the shares held by such shareowner shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but shall not be deemed to have been voted in favor of this proposal. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on this proposal, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to this proposal.

INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP has audited the books and records of ADC since 1960, and the Board of Directors intends to reappoint Arthur Andersen LLP for ADC's fiscal year ending October 31, 2000. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire and will be available to respond to questions. The Audit Committee of the Board of Directors meets at least annually with representatives of Arthur Andersen LLP to review audit and accounting matters and the scope and level of fees for services rendered.

SHAREOWNER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Shareowners wishing to present proposals to be considered at the 2001 Annual Shareowners' Meeting should submit the proposals to ADC in accordance with all applicable rules and regulations of the SEC no later than September 21, 2000.

OTHER MATTERS

    ADC knows of no other matters to come before the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies on the enclosed proxy card to vote as they deem in the best interests of ADC.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      [SIGNATURE]

                      JEFFREY D. PFLAUM
                      Secretary

January 19, 2000

Appendix to Proxy Statement of ADC Telecommunications, Inc. dated January 19, 20001

ADC TELECOMMUNICATIONS, INC.
1991 STOCK INCENTIVE PLAN
(as amended and restated through February 22, 2000)

Section 1. Purpose; Effect on Prior Plan.

    (a)  Purpose.  The purpose of the ADC Telecommunications, Inc. 1991 Stock Incentive Plan (the "Plan") is to aid in maintaining and developing management personnel capable of assuring the future success of ADC Telecommunications, Inc. (the "Company"), to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

    (b)  Effect On Prior Plan.  From and after the effective date of the Plan, no stock options or restricted stock awards shall be granted under the Company's Stock Option and Restricted Stock Plan. All outstanding stock options and restricted stock awards previously granted under the Stock Option and Restricted Stock Plan shall remain outstanding in accordance with the terms thereof.

Section 2. Definitions.

    As used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

      (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.

      (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

      (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

      (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than three directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

      (f)  "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

      (g) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be (i) the last sale price of the Shares as reported on the NASDAQ National Market System on such date, if the Shares are then quoted on the NASDAQ National Market System or (ii) the closing price of the Shares on such date on a national securities exchange, if the Shares are then being traded on a national securities exchange.

      (h) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      (i)  "Key Employee" shall mean any employee of the Company or any Affiliate who the Committee determines to be a key employee.

  1  Reflects ADC's two-for-one stock split effective February 15, 2000.

      (j)  "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

      (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      (l)  "Participant" shall mean a Key Employee designated to be granted an Award under the Plan.

      (m) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

      (n) "Person" shall mean any individual, corporation, partnership, association or trust.

      (o) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

      (p) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

      (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

      (r) "Shares" shall mean shares of Common Stock, $.20 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

      (s) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

    (a)  Power and Authority of The Committee.  The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash or Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

    (b)  Meetings of The Committee.  The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as the Committee may determine. A majority of the Committee's members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

Section 4. Shares Available for Awards.

    (a)  Shares Available.  Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 72,873,400. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares or cash payments to be received thereunder, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any Shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option shall again be available for granting Awards.

    (b)  Accounting for Awards.  For purposes of this Section 4,

       (i) if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

      (ii) if an Award entitles the holder to receive cash payments but the amount of such payments are denominated in or based on a number of Shares, such number of Shares shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan;

provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

    (c)  Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or securities or other property) subject to outstanding Awards and (iii) the exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

    (d)  Incentive Stock Options.  Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 72,873,400, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code.

Section 5. Eligibility.

    Any Key Employee, including any Key Employee who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

Section 6. Awards.

    (a)  Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

       (i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

      (ii) Option Term.  The term of each Option shall be fixed by the Committee.

      (iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

    (b)  Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

    (c)  Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

       (i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

      (ii) Stock Certificates.  Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

      (iii) Forfeiture; Delivery of Shares.  Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

      (iv) Limit on Restricted Stock Awards.  The maximum number of Shares under the Plan available for grants of Restricted Stock made after such date shall be 470,092 Shares.

    (d)  Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash or Shares (including, without limitation, Restricted Stock) and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment to be made pursuant to any Performance Award shall be determined by the Committee.

    (e)  Dividend Equivalents.  The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash or Shares, as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

    (f)  General.

       (i) No Cash Consideration for Awards.  Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      (ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

      (iii) Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in Shares, cash or a combination thereof as the Committee shall determine, and may be made in a single payment, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

      (iv) Limits On Transfer of Awards.  No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, in the manner established by the Committee,

        (A) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or

        (B) transfer a Non-Qualified Stock Option to any member of such Participant's immediate family (which, for purposes of this clause (B) shall mean such Participant's children, grandchildren, or current spouse) or to one or more trusts established for the exclusive benefit of one or more such immediate family members or partnerships in which the Participant or such immediate family members are the only partners, provided that (1) there is no consideration for such transfer, and (2) the Non-Qualified Options held by such transferees continue to be subject to the same terms and conditions (including restrictions on subsequent transfers) as were applicable to such Non-Qualified Options immediately prior to their transfer.

Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant, by a transferee pursuant to a transfer permitted by clause (B) of this Section 6(f)(iv), or, if permissible under applicable law, by the Participant's or such transferee's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

      (v) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

      (vi) Rule 16b-3 Six-month Limitations.  To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

     (vii) Restrictions; Securities Exchange Listing.  All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares are traded on a securities exchange, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities exchange.

     (viii) Award Limitations Under The Plan.  No Participant may be granted any Award or Awards under the Plan, the value of which Award or Awards are based solely on an increase in the value of Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares, in the aggregate, in any one calendar year period beginning with the 1994 calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 7. Amendment and Termination; Adjustments.

    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

    (a)  Amendments to The Plan.  The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

       (i) absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan;

      (ii) requires the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or

      (iii) requires the approval of the Company's shareholders under the Code in order to permit Incentive Stock Options to be granted under the Plan.

    (b)  Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof.

    (c)  Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding; Tax Bonuses.

    (a)  Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

    (b)  Tax Bonuses.  The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9. General Provisions.

    (a)  No Rights to Awards.  No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

    (b)  Delegation.  The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Key Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

    (c)  Granting of Awards.  The granting of an Award pursuant to the Plan shall take place only when an Award Agreement shall have been duly executed on behalf of the Company.

    (d)  No Limit On Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (e)  No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

    (f)  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Minnesota.

    (g)  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

    (h)  No Trust Or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

    (i)  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

    (j)  Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of The Plan.

    The Plan shall be effective as of the date of its approval by the shareholders of the Company.

Section 11. Term of The Plan.

    Awards shall be granted under the Plan during a period commencing February 26, 1991, the date the Plan was approved by the shareholders of the Company, through February 26, 2006, the date to which the shareholders of the Company extended the expiration date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the ending date of the period stated above, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

[ADC LOGO] PROXY SERVICES P.O. BOX 9079 FARMINGDALE, NY 11735

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.
VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to ADC Telecommunications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

  PLEASE SIGN, DATE AND PROMPTLY RETURN THIS CARD
  USING THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	ADCRSP KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ADC TELECOMMUNICATIONS, INC.
Vote On Directors
1.	The election of two directors for terms expiring in 2001, the election of one director for a term expiring in 2002 and the election of four directors for terms expiring in 2003.	For All	Withhold All	For All Except:	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	Directors with Terms Expiring in 2001 01) Charles D. Yost and 02) John J. Boyle III.	/ /	/ /	/ /
Director with Term Expiring in 2002 03) John W. Sidgmore.
Directors with Terms Expiring in 2003 04) John A. Blanchard III, 05) William J. Cadogan, 06) B. Kristine Johnson and 07) Jean-Pierre Rosso.
Vote On Proposal		For	Against	Abstain
2.	Proposal to amend ADC's 1991 Stock Incentive Plan to increase the total number of authorized shares of ADC's common stock available for grant under the 1991 Stock Incentive Plan by 7,417,700 shares (14,835,400 shares, after taking into account ADC's two-for-one stock split effective February 15, 2000).	/ /	/ /	/ /

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

ADCRS2

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ADC RETIREMENT SAVINGS PLAN

VOTING INSTRUCTIONS TO TRUSTEE

    I hereby direct American Express Trust Company, as Trustee of the ADC Retirement Savings Plan, to vote at the annual meeting of the shareowners of ADC Telecommunications, Inc. ("ADC") to be held on February 22, 2000 and at any and all adjournments thereof, the shares of common stock of ADC allocated to my account as specified on this card. If this card is not received by the Trustee by February 17, 2000, or if it is received but the voting instructions are invalid, the stock with respect to which I could have instructed the Trustee will be voted in proportion to the instructed shares.

(Sign on reverse side.)

[ADC LOGO] PROXY SERVICES P.O. BOX 9079 FARMINGDALE, NY 11735

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.
VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to ADC Telecommunications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

  PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD
  PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	ADCTEL KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ADC TELECOMMUNICATIONS, INC.
Vote On Directors
1.	The election of two directors for terms expiring in 2001, the election of one director for a term expiring in 2002 and the election of four directors for terms expiring in 2003.	For All	Withhold All	For All Except:	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	Directors with Terms Expiring in 2001 01) Charles D. Yost and 02) John J. Boyle III.	/ /	/ /	/ /
Director with Term Expiring in 2002 03) John W. Sidgmore.
Directors with Terms Expiring in 2003 04) John A. Blanchard III, 05) William J. Cadogan, 06) B. Kristine Johnson and 07) Jean-Pierre Rosso.
Vote On Proposal		For	Against	Abstain
2.	Proposal to amend ADC's 1991 Stock Incentive Plan to increase the total number of authorized shares of ADC's common stock available for grant under the 1991 Stock Incentive Plan by 7,417,700 shares (14,835,400 shares, after taking into account ADC's two-for-one stock split effective February 15, 2000).	/ /	/ /	/ /

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

ADCTE2

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ADC TELECOMMUNICATIONS, INC.

12501 Whitewater Drive, Minnetonka, Minnesota 55343

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) William J. Cadogan and Jeffrey D. Pflaum as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of ADC Telecommunications, Inc., ("ADC") held by the undersigned of record on January 6, 2000, at the annual meeting of the shareowners of ADC to be held on February 22, 2000 and at any and all adjournments thereof, and hereby revokes all former proxies.

    Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EVERY ITEM LISTED ON REVERSE SIDE.

(Sign on reverse side.)

QuickLinks

NOTICE OF ANNUAL SHAREOWNERS' MEETING TO BE HELD FEBRUARY 22, 2000

ANNUAL SHAREOWNERS' MEETING TO BE HELD ON FEBRUARY 22, 2000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS

EXECUTIVE COMPENSATION

COMPARATIVE STOCK PERFORMANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

PROPOSAL TO AMEND THE 1991 STOCK INCENTIVE PLAN
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREOWNER PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER MATTERS

VOTING INSTRUCTIONS TO TRUSTEE